McGLADREY & PULLEN L.L.P.
                   Certified Public Accountants & Consultants




                        CONSENT OF INDEPENDENT AUDITORS




     We hereby consent to the use of our report dated December 17, 1996, on the financial statements referred to therein in Post-Effective Amendment No. 7 to the Registration Statement on Form N-1A, File No. 33-48014 of Pennsylvania Daily Municipal Income Fund, as filed with the Securities and Exchange Commission.

     We also consent to the reference to our Firm in the Prospectus under the caption "Selected Financial Information" and in the Statement of Additional Information under the caption "Counsel and Auditors."




                                             /s/McGLADREY & PULLEN, LLP
                                                McGladrey & Pullen, LLP




New York, New York
March 24, 1997